CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors of the Portfolio" and to the incorporation by reference of our report dated August 11, 1999 with respect to SR&F Municipal Money Market Portfolio in the Registration Statement (Form N-1A) of Liberty Funds Trust IV and in the related prospectus and statement of additional information of Colonial Municipal Money Market Fund, filed with the Securities and Exchange Commission in this Post Effective Amendment No. 56 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-62492) and in this Amendment No. 54 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2865).





                                                 Ernst & Young LLP






Boston, Massachusetts
October 15, 1999